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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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TAL International Group, Inc.
(Name of Registrant as Specified In Its Charter)
None
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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TAL INTERNATIONAL GROUP, INC.
100 MANHATTANVILLE ROAD
PURCHASE, NEW YORK 10577

March 26, 2010

Dear Stockholders,

        You are cordially invited to join us for our Annual Meeting of Stockholders to be held this year on April 29, 2010, at 10:00 a.m., Eastern Daylight Time, at the Hilton Rye Town, 699 Westchester Avenue, Rye Brook, New York.

        The Notice of Annual Meeting of Stockholders and the Proxy Statement that follow describe the business to be conducted at the meeting. You will be asked to elect nine directors to the Board of Directors and to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. We will also report on matters of current interest to our stockholders.

        Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend the meeting, we encourage you to make certain that you are represented by signing the accompanying proxy card and promptly returning it in the enclosed, prepaid envelope.

Sincerely,
Brian M. Sondey President and Chief Executive Officer

TAL INTERNATIONAL GROUP, INC.
100 Manhattanville Road
Purchase, New York 10577

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on April 29, 2010

To the Stockholders:

        The Board of Directors of TAL International Group, Inc. hereby gives notice that the Annual Meeting of Stockholders of TAL International Group, Inc. will be held on April 29, 2010, at 10:00 a.m., Eastern Daylight Time, at the Hilton Rye Town, 699 Westchester Avenue, Rye Brook, New York (the "Annual Meeting"). The purpose of the Annual Meeting is to:

  1.
  Elect nine directors to the Board of Directors to serve until the 2011 annual meeting of stockholders or until their respective successors are elected and qualified.

  2.
  Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

  3.
  Act on any other matters as may properly come before the stockholders at the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary.

        The Board of Directors has fixed the close of business March 15, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment.

        You are cordially invited to attend the Annual Meeting in person. If you attend the meeting, you may vote in person if you wish, even though you have previously returned your proxy. A copy of TAL International Group, Inc.'s Proxy Statement is enclosed.

By Order of the Board of Directors,
Marc Pearlin Secretary

March 26, 2010

        YOUR PROXY VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE RETURNED PROMPTLY. THEREFORE, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE REPRESENTATION OF YOUR SHARES AT THE MEETING.

Internet Availability of Proxy Materials

        The Company's Proxy Statement and 2009 Annual Report are available on our corporate website at http://ir.talinternational.com/phoenix.zhtml?c=192426&p=irol-reportsannual.

TAL INTERNATIONAL GROUP, INC.
100 Manhattanville Road
Purchase, New York 10577

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
to be held on April 29, 2010

INFORMATION ABOUT VOTING

General

        This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished in connection with the solicitation by the Board of Directors of TAL International Group, Inc. ("TAL International Group" or "us" or "we") of proxies for use at the Annual Meeting of Stockholders to be held at the Hilton Rye Town, 699 Westchester Avenue, Rye Brook, New York, at 10:00 a.m., Eastern Daylight Time, on April 29, 2010, and at any adjournments thereof (the "Annual Meeting"), for the purposes set forth in the preceding Notice of Annual Meeting of Stockholders. This Proxy Statement and accompanying proxy card are first being distributed to all stockholders entitled to vote on or about March 26, 2010.

        The cost of soliciting proxies will be borne by TAL International Group, and will consist primarily of preparing and mailing the proxies and this Proxy Statement. Copies of the proxy materials may be furnished to brokers, custodians, nominees and other fiduciaries for forwarding to beneficial owners of shares of TAL International Group Common Stock, and normal handling charges may be paid for such forwarding service.

Who can vote?

        Only holders of record as of the close of business March 15, 2010 (the "Record Date") of TAL International Group's Common Stock, par value $0.001 per share (the "Common Stock"), are entitled to vote at the Annual Meeting. On the Record Date, there were 30,709,104 shares of Common Stock outstanding.

How proposals will be voted on at the Annual Meeting?

        Stockholders will vote on two proposals at the Annual Meeting:

  •
  the election of nine directors to serve on our Board of Directors (Proposal No. 1); and

  •
  the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (Proposal No. 2).

        We will also consider other business that properly comes before the annual meeting.

How many votes can I cast?

        You will be entitled to one vote per share of Common Stock owned by you on the Record Date.

How do I vote by proxy?

        Follow the instructions on the enclosed proxy card to vote on the proposals to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to us in the enclosed prepaid envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on the proposals, the proxyholders will vote for you on the proposals. Unless you instruct otherwise, the proxyholders will vote "FOR" the nominees proposed by our Board of Directors and "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

What if other matters come up at the Annual Meeting?

        The matters described in this proxy statement are the only matters we know will be voted on at the Annual Meeting. If other matters are properly presented at the Annual Meeting, the proxyholders will vote your shares as they see fit.

What can I do if I change my mind after I vote my shares?

        At any time before the vote at the meeting, you can revoke your proxy either by (i) giving our Secretary a written notice revoking your proxy card, (ii) signing, dating and returning to our Secretary a new proxy card bearing a later date, or (iii) attending the Annual Meeting and voting in person. Your presence at the Annual Meeting will not revoke your proxy unless you vote in person. All written notices or new proxies should be sent to our Secretary at our principal executive offices.

Can I vote in person at the Annual Meeting rather than by completing the proxy card?

        Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares in person.

What do I do if my shares are held in "street name"?

        If your shares are held in the name of your broker, a bank, or other nominee, that party should give you instructions for voting your shares.

What are broker non-votes?

        Broker non-votes are shares held in street name by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote those shares as to a particular matter. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

What is a quorum?

        We will hold the Annual Meeting if a quorum is present. A quorum will be present if the holders of a majority of the shares of Common Stock entitled to vote on the Record Date either sign and return their proxy cards or attend the Annual Meeting. Without a quorum, we cannot hold the meeting or transact business. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on the proposals listed on the proxy card. Abstentions and broker non-votes will also be counted as present for purposes of determining if a quorum exists.

What vote is necessary for action?

        Passage of Proposal 1 (election of directors) requires, for each director, the affirmative vote of a plurality of the votes cast by the holders of the shares of our Common Stock voting in person or by proxy at the Annual Meeting. You will not be able to cumulate your votes in the election of directors.

Approval of Proposal 2 (ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010) will require the affirmative vote of the holders of a majority of the shares of our Common Stock present in person or by proxy of the Annual Meeting and entitled to vote. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be counted as votes cast in the tabulation of any voting results and will not affect the outcome of the vote.

Who pays for the proxy solicitation?

        We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

 PROPOSAL 1
ELECTION OF DIRECTORS

        At the Annual Meeting, the stockholders will elect nine directors to serve until the 2011 annual meeting of stockholders or until their respective successors are elected and qualified. The authorized number of directors is currently ten. TAL International Group believes leaving a vacancy on the board will provide the directors with flexibility during the year to appoint an additional member to the board when and if an individual whose services would be beneficial to TAL International Group and its stockholders is identified. In the absence of instructions to the contrary, a properly signed and dated proxy will vote the shares represented by that proxy, "FOR" the election of the nine nominees named below.

        Assuming a quorum is present, the nine nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of TAL International Group. Stockholders are not entitled to cumulate votes in the election of directors. All nominees have consented to serve as directors, if elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by our Board of Directors. As of the date of this proxy statement, our Board of Directors has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

        The names of the nominees, their ages as of December 31, 2009, and certain other information about them are set forth below:

Name	Age	Position	Director Since
Malcolm P. Baker(1)	40	Director	September 2006
A. Richard Caputo, Jr.(2)(3)	44	Director	November 2004
Claude Germain(1)(3)	42	Director	February 2009
Brian J. Higgins	34	Director	November 2004
John W. Jordan II(3)	62	Director	November 2004
Frederic H. Lindeberg(1)(2)	69	Director	October 2005
Brian M. Sondey	42	Chief Executive Officer,	November 2004
		President, Director
David W. Zalaznick(2)	55	Director	November 2004
Douglas J. Zych	38	Director	November 2004

(1)
Member of the Audit Committee

(2)
Member of the Compensation Committee

(3)
Member of the Nominating and Corporate Governance Committee

        Mr. Caputo, Mr. Higgins, Mr. Jordan, Mr. Zalaznick, and Mr. Zych were designated by The Resolute Fund, L.P. and its affiliated funds, whose manager is The Jordan Company, L.P. Certain of our stockholders, including The Resolute Fund, L.P. and its affiliated funds, collectively own 62.32% of our common stock as of December 31, 2009 and have entered into a shareholders' agreement which sets forth certain rights and restrictions relating to ownership of our securities, and includes the right of The Resolute Fund, L.P. and its affiliated funds to designate up to six members of our Board of Directors.

        Malcolm P. Baker has served as a director of our company since September 2006. Dr. Baker is the Dwight P. Robinson, Jr. Professor in the finance unit of the Harvard University Graduate School of Business, a faculty research fellow in the corporate finance program at the National Bureau of Economic Research, and a consultant for Acadian Asset Management. Dr. Baker has authored numerous articles and case studies on corporate finance, capital markets, and behavioral finance. He has been a frequent presenter at academic and practitioner conferences, a consultant to corporations and investment management firms, and a winner of the Brattle Prize, which is given annually by the American Finance Association. Dr. Baker holds a BA in applied mathematics and economics from Brown University, an M.Phil. in finance from Cambridge University, and a Ph.D. in business economics from Harvard University.

        As a result of these professional and other experiences, we believe Dr. Baker possesses particular knowledge and experience in a variety of areas including corporate finance, capital markets, and economics that strengthens the Board's collective knowledge, capabilities, and experience.

        A. Richard Caputo, Jr. has served as a director of our company since November 2004. Mr. Caputo is a Partner and Managing Principal of The Jordan Company, L.P. and The Jordan Company II, L.P. He has been an employee of The Jordan Company, L.P. and its predecessors and affiliated entities since 1990. The Jordan Company, L.P. manages, and has been an affiliate of, The Resolute Fund, L.P. since 2002. The Jordan Company II, L.P. manages, and has been an affiliate of, The Resolute Fund II, L.P. since 2007. Mr. Caputo is a member of Resolute Fund Partners, LLC, the general partner of The Resolute Fund, L.P. and Resolute Fund Partners II, LLC, the general partner of The Resolute Fund II, L.P. Mr. Caputo is also a director of Universal Technical Institute, Inc. and Safety Insurance Group, Inc., as well as a number of privately held companies. Mr. Caputo received a BA in Mathematical and Business Economics from Brown University.

        As a result of these professional and other experiences, we believe Mr. Caputo possesses particular knowledge and experience in a variety of areas including corporate finance, capital markets, and strategic planning and has public company board experience that strengthens the Board's collective knowledge, capabilities, and experience.

        Claude Germain has served as a director of our company since February 2009. Mr. Germain is Executive Vice President and Chief Operating Officer for Schenker of Canada Ltd., where he is accountable for Schenker's Canadian operations. Schenker is one of the largest logistics service providers in the world. Prior to joining Schenker in 2005, Mr. Germain was Chief Executive Officer and Founder of Cube Route, which was sold to Descartes Systems Group. He was also Chief Operating Officer and Co-Founder of Grocery Gateway Inc; President of a Texas-based third party logistics firm; and a management consultant, specializing in distribution, for The Boston Consulting Group. Mr. Germain holds an MBA from Harvard Business School and a Bachelor of Engineering Physics (Nuclear) from Queen's University.

        As a result of these professional and other experiences, we believe Mr.Germain possesses particular knowledge and experience in a variety of areas including, logistics, transportation, distribution, and strategic planning that strengthens the Board's collective knowledge, capabilities, and experience.

        Brian J. Higgins has served as a director of our company since November 2004. Mr. Higgins is a Principal of The Jordan Company, L.P. and The Jordan Company II, L.P. He has been an employee of The Jordan Company, L.P. and its predecessor and affiliated entities since 1999. The Jordan Company, L.P. manages, and is an affiliate of, The Resolute Fund, L.P. The Jordan Company II, L.P. manages, and is an affiliate of, The Resolute Fund II, L.P. Mr. Higgins is a member of Resolute Fund Partners II, LLC, the general partner of The Resolute Fund II, L.P. Mr. Higgins received a BA in Economics from Williams College.

        As a result of these professional and other experiences, we believe Mr. Higgins possesses particular knowledge and experience in a variety of areas including corporate finance and economics that strengthens the Board's collective knowledge, capabilities, and experience.

        John W. Jordan II has served as a director of our company since November 2004. Mr. Jordan is a Partner and Managing Principal of The Jordan Company, L.P., and its predecessors and affiliated entities since 1982. Mr. Jordan is also a Partner and Managing Principal of The Jordan Company II, L.P. and its affiliated entities since 2007. The Jordan Company, L.P. manages, and has been an affiliate of, The Resolute Fund, L.P. since 2002. Mr. Jordan is a Managing Member of Resolute Fund Partners, LLC, the general partner of The Resolute Fund, L.P. The Jordan Company II, L.P. manages, and has been an affiliate of, The Resolute Fund II, L.P. since 2007. Mr. Jordan is a Managing Member of Resolute Fund Partners II, LLC, the general partner of The Resolute Fund II, L.P. Mr. Jordan is also a director of Service Logic, LLC (formerly known as TTS, LLC) and Sensus Metering Systems, Inc., as well as a number of privately held companies. Mr. Jordan received a BA in Business Administration from the University of Notre Dame.

        As a result of these professional and other experiences, we believe Mr. Jordan possesses particular knowledge and experience in a variety of areas including corporate finance and corporate governance, capital markets, and has public company board experience that strengthens the Board's collective knowledge, capabilities, and experience.

        Frederic H. Lindeberg has served as a director of our company since October 2005. Mr. Lindeberg has had a consulting practice providing taxation, management and investment counsel since 1991, focusing on finance, real estate, manufacturing and retail industries. Mr. Lindeberg retired in 1991 as Partner-In-Charge of various KPMG tax offices after 24 years of service where he provided both accounting and tax counsel to various clients. Mr. Lindeberg was formerly an adjunct professor at Penn State Graduate School of Business. Mr. Lindeberg is currently a director of Safety Insurance Group, Inc. and formerly a trustee of Provident Senior Living Trust. Mr. Lindeberg received a BS in Business Administration from Drexel University and a JD from Temple University School of Law. Mr. Lindeberg is a certified public accountant.

        As a result of these professional and other experiences, Mr. Lindeberg has been determined to be an Audit Committee Financial Expert under the SEC rules and regulations, possesses particular knowledge and experience in a variety of areas including accounting and tax, and has public company board experience that strengthens the Board's collective knowledge, capabilities, and experience.

        Brian M. Sondey is our Chief Executive Officer and President and has served as a director of our company since November 2004. Mr. Sondey joined our former parent, Transamerica Corporation, in April 1996 as Director of Corporate Development. He then joined TAL International Container Corporation ("TAL International Corporation") in November 1998 as Senior Vice President of Business Development. In September 1999, Mr. Sondey became President of TAL International Corporation. Prior to his work with Transamerica Corporation and TAL International Corporation, Mr. Sondey worked as a Management Consultant at the Boston Consulting Group and as a Mergers & Acquisitions Associate at J.P. Morgan. Mr. Sondey holds an MBA from The Stanford Graduate School of Business and a BA degree in Economics from Amherst College.

        As a result of these professional and other experiences, we believe Mr. Sondey possesses particular knowledge and experience in a variety of areas including corporate finance, logistics, marketing, people management and strategic planning and strengthens the Board's collective knowledge, capabilities, and experience.

        David W. Zalaznick has served as a director of our company since November 2004. Mr. Zalaznick is a Partner and Managing Principal of the Jordan Company, L.P., and its predecessors and affiliated entities since 1982. Mr. Zalaznick is also a Partner of The Jordan Company II, L.P. and its affiliated entities since 2007. The Jordan Company, L.P. manages, and has been an affiliate of, The Resolute Fund, L.P. since 2002. Mr. Zalaznick is a Managing Member of Resolute Fund Partners, LLC, the general partner of The Resolute Fund, L.P. The Jordan Company II, L.P. manages, and has been an affiliate of, The Resolute Fund II, L.P. since 2007. Mr. Zalaznick is a member of Resolute Fund

Partners II, LLC, the general partner of The Resolute Fund II, L.P. Mr. Zalaznick is also a director of Jordan Industries, Inc., Cequel Communications Holdings, LLC, Sensus Metering Systems, Inc., as well as a number of privately held companies. Mr. Zalaznick received a BA in Economics from Cornell University and a MBA from Columbia University.

        As a result of these professional and other experiences, we believe Mr. Zalaznick possesses particular knowledge and experience in a variety of areas including, economics, corporate finance and corporate governance, and has public company board experience that strengthens the Board's collective knowledge, capabilities, and experience.

        Douglas J. Zych has served as a director of our company since November 2004. Mr. Zych is a Principal of The Jordan Company, L.P. and The Jordan Company II, L.P. He has been an employee of The Jordan Company, L.P. and its predecessors and affiliated entities since 1995. The Jordan Company, L.P. manages, and is an affiliate of, The Resolute Fund, L.P. The Jordan Company II, L.P. manages, and is an affiliate of The Resolute Fund II, L.P. Mr. Zych is a member of Resolute Fund Partners, LLC, the general partner of The Resolute Fund, L.P., and a member of Resolute Fund Partners II, LLC, the general partner of The Resolute Fund II, L.P. Mr. Zych received a BA in Business Administration from the University of Notre Dame.

        As a result of these professional and other experiences, we believe Mr. Zych possesses particular knowledge and experience in a variety of areas including corporate finance and capital markets experience that strengthens the Board's collective knowledge, capabilities, and experience.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS.

Corporate Governance and Related Matters

        We currently avail ourselves of the "controlled company" exception under the New York Stock Exchange corporate governance standards, pursuant to which a company of which more than 50% of the voting power is held by a group may elect not to comply with certain New York Stock Exchange corporate governance requirements, including: (i) the requirement that a majority of our Board of Directors consist of independent directors; (ii) the requirement that the Nominating and Corporate Governance Committee be composed entirely of independent directors; and (iii) the requirement that the Compensation Committee be composed entirely of independent directors. Certain of our stockholders, which collectively beneficially owned approximately 62.32% of our Common Stock as of December 31, 2009, have entered into a shareholders agreement setting forth certain rights and restrictions relating to ownership of our securities. As a result of the provisions of this shareholders agreement, our stockholders party thereto, as a group, control a majority of our outstanding Common Stock. Accordingly, we have elected not to comply with the requirements that we have a majority of independent directors on our Board of Directors and that our Compensation Committee and our Nominating and Corporate Governance Committee be composed entirely of independent directors. We believe, however, that the current composition of our Board of Directors and the committees of our Board of Directors ensures a significant role for our independent directors. In the event that we are no longer a "controlled company," we will be required to have a majority of independent directors on our Board of Directors and to have our Compensation Committee and our Nominating and Corporate Governance Committee be composed entirely of independent directors within one year of the date that we lose our "controlled company" status.

        The Board of Directors has adopted a formal policy to assist it in determining whether a director is independent in accordance with the applicable rules of the New York Stock Exchange. The Director Independence Standards are available on our corporate website at www.talinternational.com. The Directors Independence Standards may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Director Independence Standards" in the middle of the page. Applying these standards, our Board of Directors has determined that Messrs. Baker, Germain and Lindeberg qualify as independent. The Board of Directors has adopted formal Corporate Governance Principles and Guidelines which are available on our website at www.talinternational.com. From our main web page, first click on "Investors" at the top of the page. Next click on "Corporate Governance" on the left side of the page, then on "Corporate Governance Principles and Guidelines" in the middle of the page.

Board Leadership and Diversity

        The Board of Directors does not have a designated Chairman, and is currently composed of our Chief Executive Officer and President (Mr. Sondey), three independent directors (Mr. Baker, Mr. Germain, and Mr. Lindeberg), and five other directors (Mr. Caputo, Mr. Higgins, Mr. Jordan, Mr. Zalaznick, and Mr. Zych) designated by The Resolute Fund, L.P. and its affiliated funds, whose manager is The Jordan Company, L.P. Certain of our stockholders, including The Resolute Fund, L.P. and its affiliated funds, collectively own 62.32% of our common stock as of December 31, 2009 and have entered into a shareholders' agreement which sets forth certain rights and restrictions relating to ownership of our securities, and includes the right of The Resolute Fund, L.P. and its affiliated funds to designate up to six members of our Board of Directors. We believe that our current Board structure is appropriate as it provides effective oversight, expertise and representation of our various shareholders' interests.

        Our Company does not currently have a formal policy concerning diversity for our Board of Directors, however, we believe that our Board is diverse in its members' experience. We have Board members with corporate finance experience, accounting and reporting experience, various industry experience, as well as experience serving on both profit and non-profit boards of directors.

Compensation of Directors

        In 2009, each of our non-executive directors received a $35,000 annual cash retainer. In addition, the Chairman of the Audit Committee, Mr. Lindeberg, received an additional $10,000 annual cash retainer. The other members of the Audit Committee, Mr. Baker and Mr. Germain, each received an additional $5,000 annual cash retainer. In 2009, three of our non-executive directors were each granted 2,000 shares of restricted stock at a price of $9.58 per share. Five of our non-executive directors received cash payments of $19,160 in lieu of restricted stock in 2009. Mr. Germain was also granted 2,000 shares of restricted stock in February 2009 at a price of $8.83 per share in consideration for agreeing to become a director. All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with their attendance at Board of Directors and committee meetings.

 DIRECTOR COMPENSATION TABLE

        The following table sets forth information regarding the compensation earned by our directors in 2009:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($)(A)(B)	All Other Compensation ($)(C)	Total ($)
Malcolm P. Baker	40,000	19,160	—	59,160
A. Richard Caputo, Jr.	35,000	—	19,160	54,160
Claude Germain	40,000	36,820	—	76,820
Brian J. Higgins	35,000	—	19,160	54,160
John W. Jordan II	35,000	—	19,160	54,160
Frederic H. Lindeberg	45,000	19,160	—	64,160
David W. Zalaznick	35,000	—	19,160	54,160
Douglas J. Zych	35,000	—	19,160	54,160

(A)
Mr. Germain was appointed to our Board on February 24, 2009, and was granted 2,000 shares of restricted stock at a price of $8.83 per share. These restricted shares vested immediately, but cannot be sold until Mr. Germain leaves our Board.

(B)
On April 30, 2009, three independent directors, Mr. Baker, Mr. Germain and Mr. Lindeberg, were each granted 2,000 shares of restricted stock at a price of $9.58 per share. These restricted shares vested immediately, but cannot be sold until the directors leave our Board.

(C)
Five of our non-executive directors received a cash payment instead of receiving the April 30, 2009 restricted stock grant.

Risk Management

        As a general matter, the Board of Directors has oversight responsibility with respect to risk management. Day-to-day risk management is the responsibility of senior management. The Board of Directors focuses on and discusses with senior management key areas of risk in the Company's business and corporate functions such as capital expenditures, capital management, corporate debt, and customer credit and collection issues at its regular meetings.

Meetings and Committees of our Board of Directors

        During 2009, our Board of Directors held five meetings and took action by unanimous written consent on two occasions. Seven of the directors attended 100% of the meetings of the Board of Directors and committees of the Board of Directors on which they served. David Zalaznick attended three and John Jordan attended one of the five Board of Director meetings. David Zalaznick is on the Compensation Committee but did not attend the two Compensation Committee meetings. John Jordan is on the Nominating and Corporate Governance Committee but did not attend the one Nominating and Corporate Governance Committee meeting. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

        Audit Committee.    The Audit Committee is comprised of TAL International Group's three independent directors: Messrs. Lindeberg (Chairman), Baker and Germain. The Audit Committee met four times during 2009. Our Board of Directors has determined that Mr. Lindeberg qualifies as an "audit committee financial expert" as such term has been defined by the Securities and Exchange Commission in Item 401(h)(2) of Regulation S-K.

        The Audit Committee is responsible for (1) selecting the independent auditor and reviewing the fees proposed by the independent auditor for the coming year and approving in advance, all audit, audit-related and tax permissible non-audit services to be performed by the independent auditors, (2) approving the overall scope of the audit, (3) discussing the annual audited financial statements, quarterly financial statements, and Forms 10-K and 10-Q, including matters required to be reviewed under applicable legal, regulatory or New York Stock Exchange requirements, with management and the independent auditor, (4) discussing earnings press releases, guidance provided to analysts and other financial information provided to the public, with management and the independent auditor, as appropriate, (5) discussing our risk assessment and risk management policies, (6) reviewing our internal system of audit, financial and disclosure controls and the results of internal audits, (7) setting hiring policies for employees or former employees of the independent auditors, (8) establishing procedures concerning the treatment of complaints and concerns regarding accounting, internal accounting controls or audit matters, (9) handling such other matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time, (10) reporting regularly to the full Board of Directors, and (11) performing the other related responsibilities that are set forth in its formal charter adopted by our Board of Directors.

        The Audit Committee acts pursuant to a formal charter, which is available on our corporate website at www.talinternational.com. The charter may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Audit Committee" in the middle of the page. A written copy of the Audit Committee charter may be obtained free of charge by sending a request in writing to Marc Pearlin, our Corporate Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

        Compensation Committee.    The Compensation Committee is comprised of three of TAL International Group's non-employee directors: Messrs. Caputo (Chairman), Lindeberg and Zalaznick. The Compensation Committee met two times during 2009, and took action by unanimous consent on three occasions. The Compensation Committee is responsible for (1) reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer and annually evaluating the chief executive officer's performance in light of these goals, (2) reviewing and approving the compensation and incentive opportunities of our executive officers, (3) reviewing and approving employment contracts, severance arrangements, incentive arrangements, change-in-control arrangements and other similar arrangements between us and our executive officers, (4) receiving periodic reports on our compensation programs as they affect all employees, (5) reviewing executive succession plans for business and staff organizations, (6) reviewing the Compensation Discussion and Analysis and approving it for inclusion in our Proxy Statement and (7) such other matters that are specifically delegated to the Compensation Committee by our Board of Directors from time to time.

        The Compensation Committee acts pursuant to a formal charter, which is available on our corporate website at www.talinternational.com. The charter may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Compensation Committee" in the middle of the page. A written copy of the Compensation Committee charter may be obtained free of charge by sending a request in writing to Marc Pearlin, our Corporate Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is comprised of three of TAL International Group's non-employee directors: Messrs. Jordan (Chairman), Caputo and Germain. The Nominating and Corporate Governance Committee met once during 2009. The Nominating and Corporate Governance Committee's purpose is to assist our board in identifying individuals qualified to become members of our Board of Directors, assess the effectiveness of the board and develop our corporate governance principles. The Nominating and Corporate

Governance Committee is responsible for (1) identifying and recommending for election individuals who meet the criteria the Board has established for board membership, (2) recommending nominees to be presented at the annual meeting of stockholders, (3) reviewing the Board's committee structure and recommending to the Board the composition of each committee, (4) annually reviewing director compensation and benefits, (5) establishing a policy for considering stockholder nominees for election to our Board, (6) developing and recommending a set of corporate governance guidelines and reviewing them on an annual basis and (7) developing and recommending an annual self-evaluation process of the Board and its committees and overseeing such self-evaluations.

        The Nominating and Corporate Governance Committee acts pursuant to a formal charter, which is available on our corporate website at www.talinternational.com. The charter may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Nominating and Corporate Governance Committee" in the middle of the page. A written copy of the Nominating and Corporate Governance Committee charter may be obtained free of charge by sending a request in writing to Marc Pearlin, our Corporate Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

Executive Sessions

        To promote open discussion among the non-management directors, our non-management directors meet occasionally in executive session without management participation. For purposes of such executive sessions, our "non-management" directors include those directors who are not executive officers of TAL International Group. Mr. Caputo presides at such executive sessions. In addition, because some of our non-management directors are not independent, our independent directors also meet at least once per year in an executive session including only independent directors.

        Interested parties, including stockholders, may communicate directly with our non-management directors by writing to the non-management directors in care of TAL International Group's Vice President, General Counsel and Secretary at 100 Manhattanville Road, Purchase, New York 10577. Correspondence received by the Vice President, General Counsel and Secretary will be forwarded to the appropriate person or persons in accordance with the procedures adopted by the non-management directors.

Director Nomination Process

        The Nominating and Corporate Governance Committee makes recommendations to our Board of Directors regarding the size and composition of our Board of Directors. The Nominating and Corporate Governance Committee reviews annually with our Board of Directors the composition of our Board of Directors as a whole and recommends, if necessary, measures to be taken so that our Board of Directors reflects the appropriate balance of knowledge, experience, skills, expertise and diversity required for our Board of Directors as a whole and contains at least the minimum number of independent directors required by the New York Stock Exchange and other applicable laws and regulations. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of our Board of Directors accurately reflects the needs of TAL International Group's business and, in accordance with the foregoing, proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. In evaluating a director candidate, the Nominating and Corporate Governance Committee considers factors that are in the best interests of TAL International Group and its stockholders, including the knowledge, experience, integrity and judgment of each candidate; the potential contribution of each candidate to the diversity of backgrounds, experience and competencies which our Board of Directors desires to have represented; each candidate's ability to devote sufficient time and effort to his or her duties as a director; and any other criteria established by our Board of Directors and any core competencies or technical expertise necessary to staff committees. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum qualifications set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to our Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at 100 Manhattanville Road, Purchase, New York 10577 not later than November 26, 2010 for the 2011 Annual Meeting and otherwise in compliance with our bylaws. Submission must include the full name, age, business address and residence address of the proposed nominee, a description of the proposed nominee's principal occupation and business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director, the class or series and number of shares of TAL International Group stock that is owned beneficially or of record by the proposed nominee, the name and record address of such nominating stockholder, the class or series and number of shares of TAL International Group stock that is owned beneficially or of record by such nominating stockholder, a description of all arrangements or understandings between such nominating stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, a representation that the nominating stockholder intends to appear in person or by proxy at the Annual Meeting to nominate the person(s) named in its written notice of recommendation and such other information as is required by Regulation 14A under the Exchange Act. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Code of Ethics

        We have adopted the TAL International Group, Inc. Code of Ethics which applies to all officers, directors and employees. The Code of Ethics is available on our corporate website at www.talinternational.com and may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Code of Ethics / Conduct" in the middle of the page. A written copy of the Code of Ethics may be obtained free of charge by sending a request in writing to Marc Pearlin, our Corporate Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

        Additionally we have adopted the TAL International Group, Inc. Code of Ethics for Chief Executive and Senior Financial Officers which applies to our Chief Executive Officer, Chief Financial Officer and Controller. The Code of Ethics for Chief Executive and Senior Financial Officers is available on our corporate website at www.talinternational.com and may be found on our website as follows: From our main web page, first click on "Investors" at the top of the page. Next, click on "Corporate Governance" on the left side of the page, then on "Code of Ethics for Chief Executive and Senior Financial Officers" in the middle of the page. A written copy of the Code of Ethics for Chief Executive and Senior Financial Officers may be obtained free of charge by sending a request in writing to Marc Pearlin, our Corporate Secretary at TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

        If we make any substantive amendment to, or grant a waiver from, a provision of the TAL International Group, Inc. Code of Ethics or the TAL International Group, Inc. Code of Ethics for Chief Executive and Senior Financial Officers that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, we will promptly disclose the nature of the amendment or waiver on our website at www.talinternational.com.

Communications With Directors

        Stockholders may communicate with our Board of Directors as a group, the non-management directors as a group or an individual director directly by submitting a letter in a sealed envelope labeled accordingly. This letter should be placed in a larger envelope and mailed to TAL International Group, Inc., 100 Manhattanville Road, Purchase, New York 10577.

THE NAMED EXECUTIVE OFFICERS

        The following table sets forth certain information regarding our Named Executive Officers for the fiscal year ended December 31, 2009.

Name	Age	Position
Brian M. Sondey	42	Chief Executive Officer, President and Director
John Burns(1)	49	Senior Vice President and Chief Financial Officer
Frederico Baptista	63	Senior Vice President, Asia Pacific
Adrian Dunner	45	Senior Vice President, Marketing and Sales
Marc Pearlin	54	Vice President, General Counsel and Secretary
Chand Khan(1)	57	Senior Vice President and Chief Financial Officer

(1)
Chand Khan was our Senior Vice President and Chief Financial Officer until June 30, 2009. John Burns was named our Senior Vice President and Chief Financial Officer effective July 1, 2009. He previously was our Senior Vice President, Corporate Development.

        Brian M. Sondey is our Chief Executive Officer and President and has served as a director of our company since November, 2004. Mr. Sondey joined our former parent, Transamerica Corporation, in April 1996 as Director of Corporate Development. He then joined TAL International Corporation in November 1998 as Senior Vice President of Business Development. In September 1999, Mr. Sondey became President of TAL International Corporation. Prior to his work with Transamerica Corporation and TAL International Corporation, Mr. Sondey worked as a Management Consultant at the Boston Consulting Group and as a Mergers & Acquisitions Associate at J.P. Morgan. Mr. Sondey holds an MBA from The Stanford Graduate School of Business and a BA degree in Economics from Amherst College.

        John Burns was appointed our Senior Vice President and Chief Financial Officer effective July 1, 2009. He is responsible for overseeing our Finance & Accounting, Audit, IT, Legal, and HR departments. Mr. Burns was formerly our Senior Vice President of Corporate Development, where he was responsible for the execution of our corporate development strategy. Mr. Burns joined our former parent, Transamerica Corporation, in April 1996 as Director of Internal Audit and subsequently transferred to TAL International Corporation in April 1998 as Controller and later Vice President and Chief Financial Officer. Prior to joining Transamerica Corporation, Mr. Burns spent 10 years with Ernst & Young LLP in their financial audit practice. Mr. Burns holds a BA in Finance from the University of St. Thomas, St. Paul, Minnesota and is a certified public accountant.

        Frederico Baptista is our Senior Vice President, Asia Pacific. Mr. Baptista is responsible for managing operations and marketing for the Asia and Pacific area. Mr. Baptista joined TAL International Corporation in 1973 as a clerk in our Hong Kong office. While at TAL International Corporation, Mr. Baptista has held positions as General Manager, Far East (based in Hong Kong), Director, Singapore (based in Singapore) and Director, Procurement (based in Purchase, New York). Mr. Baptista graduated from St. Francis Xavier's College and later received a Diploma in Executive Finance from the Institute of Cost and Executive Accountants.

        Adrian Dunner is our Senior Vice President, Marketing and Sales. Mr. Dunner is responsible for the execution of our global marketing strategy for all product lines. He also oversees our fleet operations, global logistics, and our used equipment sales efforts. Mr. Dunner joined TAL International Corporation in 1988 as Manager, Marketing, and has held positions as General Manager, US East Coast, and Marketing Manager located at various times in Cranford, NJ; Savannah, GA; and Jacksonville, FL. Prior to his employment with TAL International Corporation, Mr. Dunner worked as a Sales Representative for Container Transport International and as a Trade Specialist at the Center for International Trade. Mr. Dunner received a BS degree in Finance/Economics from Spring Hill University, and a MBA in Business from Jacksonville University.

        Marc Pearlin is our Vice President, General Counsel and Secretary. Mr. Pearlin is responsible for overseeing all legal matters. Mr. Pearlin joined TAL International Corporation in October 1986 as an Associate General Counsel, and has held positions as our Secretary and Assistant General Counsel. Mr. Pearlin holds a Juris Doctor degree from the University of Connecticut School of Law and a BA in Economics and Spanish from Trinity College, Hartford, Connecticut.

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

        This compensation discussion and analysis describes the material elements of TAL International Group, Inc.'s compensation program for its named executive officers. Additional details are provided for each element of compensation in the tables and narratives which follow.

Compensation Objectives and Philosophy

        TAL seeks to provide its senior executives with compensation packages that fairly reward the executives for their contributions to TAL and allows TAL to recruit and retain high quality individuals. TAL seeks to structure its compensation plans so that they are straightforward for the executives and shareholders to understand and value, and relatively easy for the Company to administer. TAL links a portion of overall compensation to near-term and long-term measures of performance to motivate its executives and align their interests with our shareholders.

        We believe that our compensation policies and practices do not promote excessive risk taking and therefore are not likely to have a material adverse effect on the Company. As described under "Risk Management", the Board of Directors has oversight responsibility with respect to risk management. The Compensation Committee oversees the Company's compensation and employee benefit plans and practices, including its executive compensation and equity-based plans, and in doing so reviews the plans to see that they do not encourage excessive risk taking.

Compensation Programs

        The Company's executive compensation programs include the following elements:

  •
  A base salary and a package of employee benefits that are competitive with those offered to senior executives by our peers;

  •
  Annual incentive compensation based on individual and company performance; and

  •
  Share-based, long-term incentive compensation.

Roles and Responsibilities

        The Compensation Committee (the "Committee") is comprised of three of TAL International Group's non-employee directors: A. Richard Caputo, Jr. (Chairman), Frederic H. Lindeberg and David W. Zalaznick. In accordance with its written charter, the Committee is responsible for establishing and overseeing the Company's compensation and benefit philosophies, plans and practices, including its executive annual base salary compensation, annual incentive compensation plan and equity-based compensation plan.

        Compensation for the CEO and all senior executives is established by the Committee. The Committee has the authority under its charter to retain compensation consultants to assist it in setting executive compensation.

        In establishing annual executive compensation, the Committee utilizes the following:

  •
  Executive compensation history;

  •
  Comparable company compensation; and

  •
  Executive and company performance relative to established targets.

Benchmarking

        During 2009, the Compensation Committee did not undertake any benchmarking activities. In 2008, the Committee was presented with a Company prepared review of the named executive officers' compensation, with benchmarking against compensation practices of a Company identified peer group. This review supplemented a 2006 formal compensation benchmark analysis completed by Compensia, a compensation consultant that reviewed the named executive officers' compensation and performed benchmarking against compensation practices at a broad range of companies with revenue less than $500 million as well as against a group of peer companies constructed by Compensia.

        The companies primarily used in the 2008 and 2006 benchmarking surveys were:

• Aircastle Limited	• Mobile Mini
• Financial Federal	• Pacer International
• GATX	• Textainer Group
• Horizon Lines	• Williams Scottsman
• Landstar System	• Willis Lease Finance
• McGrath Rentcorp	• United Rentals
• Microfinancial

        The benchmarking considered base salary, total cash compensation, and long term equity grants. In general, both benchmarking studies found that TAL's total executive compensation by comparable positions was in the lower end of the range indicated in the identified peer companies, and in the broader survey. The information provided was utilized in establishing executive compensation levels for 2007, 2008, 2009, and 2010.

Elements of Compensation

        The Company's compensation program consists of the following elements:

  •
  Base salary;

  •
  Annual incentive compensation;

  •
  Equity-based compensation; and

  •
  Employee benefits.

Base Salary

        The Committee and senior management believe that competitive base salaries are necessary to attract and retain managerial talent. Base salaries are set at levels considered to be appropriate for the scope of the job function, the level of responsibility of the individual, the skills and qualification of the individual, and the amount of time spent in the position. Base salaries are also established to be competitive with amounts paid to employees and executive officers with comparable qualifications, experience and responsibilities at other companies.

        The Company reviews the performance of each employee and named executive officer on an annual basis. The Committee sets the salary for the Chief Executive Officer. The Chief Executive Officer makes salary recommendations to the Committee concerning the other named executive officers, and the Committee reviews the Chief Executive Officer's recommendations and may approve or change the recommendations for the other named executive officers. Recommendations are based on individual performance, as well as published survey data detailing average salary increases across various industries and company size.

        The following is a summary of the named executive officers' base salaries:

	2008 Base Salary	2009 Base Salary	Increase to Base Salary
Brian M. Sondey	$525,000	$550,000	4.8%
John Burns(1)	$230,000	$245,000	6.5%
Frederico Baptista	$248,273	$259,264	4.5%
Adrian Dunner	$256,000	$267,500	4.5%
Marc Pearlin	$230,000	$240,000	4.4%
Chand Khan(1)	$245,000	$255,000	4.1%

(1)
Chand Khan was our Senior Vice President and Chief Financial Officer until June 30, 2009. John Burns was named our Senior Vice President and Chief Financial Officer effective July 1, 2009. He previously was our Senior Vice President, Corporate Development.

        In December 2009, the Committee increased Mr. Sondey's salary for 2010 to $575,000, effective January 1, 2010, in recognition of Mr. Sondey's 2009 contributions to TAL.

        In December 2009, the Committee approved an increase to Mr. Burns' salary for 2010 to $265,000, effective January 1, 2010, in recognition of Mr. Burns' 2009 contributions to TAL and his new responsibilities as our Chief Financial Officer.

Annual Incentive Compensation

        The Committee provides for annual incentive compensation in order to tie a portion of senior executives' compensation to our short-term performance. Each year the Committee sets the target incentive compensation amount and the target incentive compensation range for the Chief Executive Officer. The Chief Executive Officer makes target incentive compensation recommendations to the Committee concerning the other named executive officers, and the Committee reviews the Chief Executive Officer's recommendations and may approve or change the recommendations for the other named executive officers. Incentive compensation targets and ranges are typically expressed as a percentage of base salary. Targets are based on peer group level, and generally referenced to benchmark data. Each year the Committee also establishes the performance criteria to be used as a guideline for the incentive compensation calculation, and other terms and conditions of awards under the incentive compensation program.

        For 2009, the Committee established two performance criteria to be used in calculating incentive compensation payments. The criteria included one measure for overall company financial performance, adjusted earnings per share, and one measure based on the Committee's evaluation of the individual's performance during the year. The two measures received equal weighting and each could range from

0%-200% of its share of the overall target level of incentive compensation depending upon actual results achieved.

  •
  Earnings Per Share (EPS) target—an annual EPS target for the Company is established by the Committee based on the Company's approved financial plan.

  •
  Individual performance based criteria—each year the Committee reviews the individual performance of all senior executives and sets the individual performance component of the incentive compensation payment. The performance review considers the individual's contributions to TAL's current performance and long-term strategic objectives relative to the level expected for the individual's position within TAL. Individual performance criteria included:

  •
  Operating performance of equipment fleet, including equipment utilization and average lease rates

  •
  Overall equipment fleet growth

  •
  Performance of additional financial measures such as revenue, EBITDA and operating expense ratios

  •
  Changes in TAL's competitive position within the container leasing industry

  •
  Accomplishment of long-term strategic objectives

        The following table shows the incentive compensation targets, ranges and actual incentive compensation awards for the most recent three years paid to our named executive officers (in percentages):

			Incentive Compensation Actual % of Salary
	Incentive Compensation Target % of Salary	Incentive Compensation Range % of Salary
			2009		2008	2007
Brian M. Sondey	60	0–120	49		113	83
John Burns	50	0–100	38		81	63
Frederico Baptista	50	0–100	36		81	61
Adrian Dunner	50	0–100	35		88	63
Marc Pearlin	30	0–60	23		49	38
Chand Khan	50	0–100	36	*	81	63

*
Chand Khan's bonus was based on the pro-rated portion of his salary received through his termination date of June 30, 2009.

Long-Term Equity Compensation

        The Company utilizes long-term equity compensation to retain key employees, motivate them to achieve long-range goals and align their compensation with the growth of long-term value for our shareholders. The plan is administered by the Committee, which determines the individuals eligible to receive awards, the types and number of shares of stock subject to the awards, the price and timing of awards and the other terms, conditions, performance criteria and restrictions on the awards.

        No stock options were granted to the named executive officers in 2009.

        The following table lists the stock owned and options currently outstanding for the named executive officers as of December 31, 2009:(1)

	Common Stock Owned	Unexercised Stock Options	Option Exercise Price	Option Expiration Date
Brian M. Sondey	401,863	334,693	$18.00	October 11, 2015
John Burns	48,395	36,352	$18.00	October 11, 2015
Frederico Baptista	58,117	36,352	$18.00	October 11, 2015
Adrian Dunner	44,817	36,352	$18.00	October 11, 2015
Marc Pearlin	18,076	6,750	$18.00	October 11, 2015

(1)
Chand Khan's employment as Senior Vice President and Chief Financial Officer was terminated on June 30, 2009. As part of his termination agreement it was agreed that Mr. Khan's 24,595 unexercised stock options at an exercise price of $18.00 per share would remain exercisable until their original expiration date of October 11, 2015 rather than expiring 90 days after the termination of his employment as provided for in the 2005 Management Omnibus Incentive Plan.

Restricted Stock Grants

        In April 2009, the Committee approved the issuance of 100,000 shares of restricted stock to the named executive officers and other management employees for the 2009 benefit year. Individual grants were set based on Peer Group levels and the Committee's assessment of individual performance. The restricted stock granted in April 2009 will become fully vested on January 1, 2012. There were no other restricted stock grants issued to the named executive officers or other management employees in 2009.

        The following table lists the restricted stock grants currently outstanding for the named executive officers as of December 31, 2009:(1)

	Restricted Stock Issued Jan. 2007	Vest Date for Jan. 2007 Grant	Restricted Stock Issued Dec. 2007	Vest Date for Dec. 2007 Grant	Restricted Stock Issued April 2009	Vest Date for April 2009 Grant
Brian M. Sondey	10,000	Jan. 1, 2010	15,000	Jan. 1, 2011	22,000	Jan. 1, 2012
John Burns	4,000	Jan. 1, 2010	4,000	Jan. 1, 2011	6,500	Jan. 1, 2012
Frederico Baptista	4,000	Jan. 1, 2010	4,000	Jan. 1, 2011	6,500	Jan. 1, 2012
Adrian Dunner	4,000	Jan. 1, 2010	4,000	Jan. 1, 2011	6,500	Jan. 1, 2012
Marc Pearlin	2,000	Jan. 1, 2010	2,000	Jan. 1, 2011	3,000	Jan. 1, 2012

(1)
Chand Khan's employment as Senior Vice President and Chief Financial Officer was terminated on June 30, 2009. Mr. Khan's 4,000 shares of restricted stock granted in January 2007 and 4,000 shares of restricted stock granted in December 2007 became fully vested as of June 30, 2009, his termination date, per the terms of the 2005 Management Omnibus Incentive Plan. Mr. Khan did not receive any restricted stock in April 2009.

Employee Benefits

        For all U.S. named executive officers, the Company provides health and welfare benefits and an employee funded tax-qualified 401(k) plan with the Company matching employee contributions up to 3% of the employee's salary, subject to IRS regulations and Plan contribution limits. For all named executive officers outside of the United States, we offer similar health and welfare and retirement benefits consistent with local market practices. All U.S. based named executive officers also receive a car allowance. Mr. Baptista receives an annual housing allowance of $60,000 per year. Mr. Baptista's housing allowance amount was established based on the higher cost of living Mr. Baptista incurred when he transferred to our Hong Kong office.

Deferred Compensation Plan

        The Company does not offer a deferred compensation plan to its named executive officers.

Pension Plan

        The Company does not offer a pension plan to its named executive officers.

Change of Control

        Awards under the Company's 2005 Management Omnibus Incentive Plan provide that the awards shall vest in the event of a Change of Control as defined in the award. Otherwise, there are no change of control agreements with our named executive officers.

Severance Plan

        Upon termination of employment, the named executive officers employed in the United States may receive payments under the Company's U.S. Severance Plan which cover all U.S. employees, with payment amounts depending upon the nature of the termination and length of service. In addition, upon the termination of a named executive officer's employment for any reason or no reason, subject to our election to continue to pay to that named executive officer his base salary for a one year period following such termination, unless such termination is for cause, the named executive officers will be restricted from competing with us for a period of one year following such termination. Our named executive officers are also prohibited from disclosing any of our confidential information.

        Mr. Baptista is employed outside the United States and may receive termination payments in accordance with statutory requirements in the country where he is employed.

Chand Khan—Compensation Related to Termination of Employment

        The Compensation Committee of the Board of Directors reviewed and approved the compensation related to the termination of employment for Chand Khan, who served as Senior Vice President and Chief Financial Officer until June 30, 2009. The terms and conditions of the compensation were designed in recognition of Mr. Khan's position and his contributions to the Company during his employment with TAL. Mr. Khan's compensation related to termination provided him with:

  •
  severance pay and one year's salary for a non-compete agreement as outlined in the Severance Plan section above;

  •
  all restricted stock became fully vested in accordance with the 2005 Management Omnibus Incentive Plan;

  •
  three year consulting agreement with the Company;

  •
  non-forfeiture of unexercised stock options so that the original expiration date of October 11, 2015 remains in effect.

Employment Contract

        In November 2004, we entered into an employment agreement with Mr. Sondey, whereby he agreed to serve as our Chief Executive Officer. The agreement currently provides for automatically renewing successive one-year terms subject to at least 90 days' advance notice by either party of a decision not to renew the employment agreement. Mr. Sondey's base salary for 2010 is $575,000 and under the terms of the employment agreement, is increased annually to reflect increases in the consumer price index and his performance. Mr. Sondey is also entitled to certain perquisites, as are all other employees, which include reimbursement of expenses, health and disability insurance and paid vacations. Mr. Sondey is entitled to severance pay if his employment is terminated by us without cause (as defined by the employment agreement), if he terminates his employment for good reason (as defined by the employment agreement) or if he dies or becomes disabled. Upon a termination without cause or for good reason, Mr. Sondey is entitled to severance pay equal to his base salary and incentive compensation for 18 months. Upon termination of Mr. Sondey's employment for any reason or no reason, subject to our election to continue to pay to Mr. Sondey his base salary for a one year period following such termination, unless such termination is for cause, Mr. Sondey will be restricted from competing with us for a period of one year following such termination.

        We do not have any employment agreements with any other named executive officers.

Tax Deductibility of Compensation

        Internal Revenue Code Section 162(m) generally imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the CEO as well as any of the company's four other most highly compensated officers. Compensation awarded under a performance based plan is not subject to the $1 million limitation if the performance goals are set and certified as having been met by the company's compensation committee and the material terms are disclosed to and approved by shareholders. For 2009 the incentive compensation awards and stock option grants were designed to satisfy the performance based rules of section 162(m).

        For a complete summary of all named executive officers' compensation, please see the 2009 Summary Compensation Table on page 21 of the Proxy Statement.

REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE
A. Richard Caputo, Jr., Chairman Frederic H. Lindeberg David W. Zalaznick

 SUMMARY COMPENSATION TABLE

        The following table summarizes the compensation of the Named Executive Officers for the fiscal years ended December 31, 2009, 2008 and 2007. The "Named Executive Officers" are the Chief Executive Officer, Chief Financial Officer, and three other most highly compensated executive officers ranked by their total compensation in the table below.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(A)	Option Award ($)(B)	Non-Equity Incentive Plan Compensation ($)(C)	All Other Compensation ($)(D)	Total ($)
Brian M. Sondey	2009	550,000	210,760	—	269,445	15,509	1,045,714
President, Chief Executive	2008	525,000	—	—	590,625	15,779	1,131,404
Officer, Director	2007	500,000	606,200	—	417,494	14,850	1,538,544
John Burns	2009	245,000	62,270	—	93,896	15,260	416,426
Senior Vice President,	2008	230,000	—	—	186,875	15,533	432,408
Chief Financial Officer	2007	220,000	196,720	—	137,681	14,616	569,017
Frederico Baptista	2009	259,264	62,270	—	92,882	88,413	502,829
Senior Vice President,	2008	248,273	—	—	201,101	87,059	536,433
Asia Pacific	2007	237,115	196,720	—	144,243	85,827	663,905
Adrian Dunner	2009	267,500	62,270	—	92,488	15,300	437,558
Senior Vice President,	2008	256,000	—	—	224,000	15,457	495,457
Marketing and Sales	2007	245,000	196,720	—	153,327	12,563	607,610
Marc Pearlin	2009	240,000	28,740	—	55,188	15,434	339,362
Vice President, General Counsel and Secretary
Chand Khan(1)	2009	137,307	—	103,275	50,000	580,619	871,201
Senior Vice President,	2008	245,000	—	—	199,063	15,464	459,527
Chief Financial Officer	2007	235,000	196,720	—	147,068	12,056	590,844

(1)
Chand Khan was our Senior Vice President and Chief Financial Officer until June 30, 2009. John Burns was named our Senior Vice President and Chief Financial Officer effective July 1, 2009. He previously was our Senior Vice President, Corporate Development.

(A)
The stock awards amounts shown above represent the number of restricted shares granted to each Named Executive Officer multiplied by the closing stock price on the date of grant. These stock awards have a three year cliff vesting period. Information concerning the stock awards is shown in the table below:

Grant Date	Grant Price	Vesting Date
April 30, 2009	$9.58	January 1, 2012
December 13, 2007	$22.88	January 1, 2011
January 26, 2007	$26.30	January 1, 2010
(B)
Option award for Mr. Khan represents a stock option modification made on June 30, 2009 for stock options issued on October 11, 2005 at $18.00 per share which were fully vested as of December 30, 2005. Mr. Khan's unexercised stock options were extended from the 90 day period after termination to the expiration date of the options (October 11, 2015).

  Mr. Khan's stock option modification value is based on the following assumptions:

Grant Modification Date	Expected Term (years)	Volatility	Risk-Free Rate	Dividend Yield	Black-Scholes Incremental Fair Value (per share)
6/30/09	6.25	50.0%	3.7%	0%	$4.20
(C)
The Non-Equity Incentive Plan Compensation was earned under the TAL International Group, Inc. Incentive Compensation Plan.

(D)
2009 All Other Compensation consisted of the following:

Name	Housing Allowance ($)		Savings Plan Company Match ($)		Other Compensation(3) ($)	Termination Benefits(4)(5) ($)	Total ($)
Brian M. Sondey	—		7,350		8,159	—	15,509
John Burns	—		7,350		7,910	—	15,260
Frederico Baptista	60,000	(1)	25,926	(2)	2,487	—	88,413
Adrian Dunner	—		7,350		7,950	—	15,300
Marc Pearlin	—		7,350		8,084	—	15,434
Chand Khan	—		7,350		5,044	568,225	580,619

(1)
Mr. Baptista was paid an annual housing allowance of $60,000. Mr. Baptista's housing allowance amount was agreed upon based on the higher cost of living Mr. Baptista incurred when he transferred to our Hong Kong office.

(2)
Mr. Baptista's Savings Plan Company Match amount is consistent with the terms of the Company's retirement plan benefits in Hong Kong.

(3)
Other compensation includes Company paid car allowances and Company paid life insurance premium for coverage exceeding $50,000.

(4)
Mr. Khan received the following amounts related to his termination of employment on June 30, 2009:

•
$242,385 severance payment

•
$255,000 non-compete agreement payment

•
$52,080 consulting fees

•
$18,760 dividends on restricted stock which vested on June 30, 2009 which became fully payable upon his termination of employment in accordance with the terms of the 2005 Management Omnibus Incentive Plan.

(5)
Mr. Khan will receive payments under a consulting agreement with the Company from July 1, 2009–June 30, 2012 at an annual rate of $125,000 per year. The agreement may be terminated at any time by Mr. Khan, by mutual agreement between Mr. Khan and the Company, if Mr. Khan accepts a full-time employment position or if Mr. Khan breaches the agreement.

 GRANTS OF PLAN-BASED AWARDS TABLE

        The following table includes certain information with respect to the Non-Equity Incentive Compensation Plan awards for the Named Executive Officers during the fiscal year ended December 31, 2009:

	2009 Range of Incentive Compensation		2009 Target Incentive Compensation		2009 Actual Incentive Compensation
	% of Salary	$	% of Salary	$	% of Salary		$
Brian M. Sondey	0–120	0–660,000	60	330,000	49		269,445
John Burns	0–100	0–245,000	50	122,500	38		93,896
Frederico Baptista	0–100	0–259,345	50	129,673	36		92,882
Adrian Dunner	0–100	0–267,500	50	133,750	35		92,488
Marc Pearlin	0–60	0–144,000	30	72,000	23		55,188
Chand Khan	0–100	0–255,000	50	127,500	36	*	50,000	*

*
Mr. Khan's bonus was based on the pro-rated portion of his salary received ($137,307) through his termination date of June 30, 2009.

OPTIONS EXERCISED AND STOCK VESTED IN 2009

        There were no exercises of stock options by any of the Named Executive Officers during the fiscal year ended December 31, 2009. There were no stock awards vested for any of the Named Executive Officers during the fiscal year ended December 31, 2009, except for Mr. Khan, whose employment as Senior Vice President and Chief Financial Officer was terminated on June 30, 2009. In accordance with the terms of the 2005 Management Omnibus Incentive Plan, Mr. Khan's 4,000 shares of restricted stock granted in January 2007 and 4,000 shares of restricted stock granted in December 2007 became fully vested as of June 30, 2009, the date of the termination of his employment. Mr. Khan did not receive any restricted stock in 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

        The following table includes certain information with respect to the stock options and restricted stock awards held by each of the Named Executive Officers as of December 31, 2009:

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(A)	Market Value of Shares or Units of Stock That Have Not Vested ($)(B)
Brian M. Sondey	334,693	0	18.00	10/11/2015	47,000	621,810
John Burns	36,352	0	18.00	10/11/2015	14,500	191,835
Frederico Baptista	36,352	0	18.00	10/11/2015	14,500	191,835
Adrian Dunner	36,352	0	18.00	10/11/2015	14,500	191,835
Marc Pearlin	6,750	0	18.00	10/11/2015	7,000	92,610
Chand Khan(C)	24,595	0	18.00	10/11/2015	(D)	—

(A)
Mr. Sondey's restricted shares vest as follows: 10,000 shares on January 1, 2010, 15,000 shares on January 1, 2011, and 22,000 shares on January 1, 2012. Mr. Burns, Mr. Baptista and Mr. Dunner's restricted shares vest as follows: 4,000 shares on January 1, 2010, 4,000 shares on January 1, 2011, and 6,500 shares on January 1, 2012. Mr. Pearlin's restricted shares vest as follows: 2,000 shares on January 1, 2010, 2,000 shares on January 1, 2011, and 3,000 shares on January 1, 2012.

(B)
The closing market price of the Company's common stock on December 31, 2009 was $13.23.

(C)
Chand Khan's employment as Senior Vice President and Chief Financial Officer was terminated on June 30, 2009. As part of his termination agreement, it was agreed that Mr. Khan's 24,595 unexercised stock options at an exercise price of $18.00 per share would remain exercisable until their original expiration date of October 11, 2015, rather than expire 90 days after the date of the termination of his employment in accordance with the terms of the 2005 Management Omnibus Incentive Plant.

(D)
As part of his termination compensation, Mr. Khan's 4,000 shares of restricted stock granted in January 2007 and 4,000 shares of restricted stock granted in December 2007 became fully vested as of June 30, 2009 in accordance with the terms of the 2005 Management Omnibus Incentive Plan. Mr. Khan did not receive any restricted stock in 2009.

Termination of Employment Obligations

        Other than normal severance plan compensation available to all TAL International Group, Inc. employees, only Mr. Sondey, under the terms of his employment contract, is entitled to a minimum guaranteed payment of his base salary and incentive compensation for 18 months after termination of his employment contract (without cause by the Company or for good reason by Mr. Sondey), which as of January 1, 2010 would be $1,380,000. All of the named executive officers are also bound by a non-compete agreement, which states that when employment terminates, the Company may exercise the non-compete arrangement for a period of one year, with the named executive officers entitled to a payment of one year's salary.

Description of Equity Compensation Plans

        2005 Management Omnibus Incentive Plan.    We established our 2005 Management Omnibus Incentive Plan so that we and our subsidiaries could attract and retain certain employees, motivate eligible participants to achieve long-range goals and to provide incentive compensation opportunities to eligible participants that are competitive with those of similar companies. The omnibus incentive plan is administered by the compensation committee of our Board of Directors, which has the power to determine the ability of an eligible individual to receive awards, the types and number of shares of stock subject to the awards, the price and timing of awards and to establish the terms, conditions, performance criteria and restrictions on the awards.

        Participants.    Any of our employees, consultants, directors or any other person providing services to us or our subsidiaries, as determined by the committee, may be selected to participate in the omnibus incentive plan. We may award these individuals with one or more of the following:

  •
  Stock options;

  •
  Stock appreciation rights;

  •
  Restricted stock awards.

        Stock options.    Stock options may be granted under our 2005 Management Omnibus Incentive Plan, including incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options. The exercise price of all stock options granted under the omnibus incentive plan will be determined by the committee, except that the exercise price cannot be less than 100% of the fair market value on the date of the grant (or not less than 110% of fair market value in the case of incentive stock options granted to a participant who, immediately after such grant, owns more than 5% of the total combined voting power or value of all classes of our capital stock).

        Upon the exercise of a stock option, the purchase price must be paid in full in either cash or its equivalent by tendering previously acquired shares of our Common Stock with a fair market value at the time of exercise equal to the exercise price, provided such shares have been held for at least six months prior to tender. The committee may also allow a broker-assisted cashless exercise, exercise by the delivery of a promissory note containing terms established by the committee or exercise by any other means that it determines to be consistent with the purpose of the omnibus incentive plan and as permitted under applicable law.

        No stock options were granted to the named executive officers or other management employees during 2009.

        Stock Appreciation Rights (SAR).    A SAR entitles a participant to receive a payment equal in value to the difference between the fair market value of a share of stock on the date of exercise of the SAR over the exercise price of the SAR, which shall be payable in shares of our Common Stock. The grant price in respect of a SAR shall equal the fair market value of the stock on the date of grant. The terms and conditions of any SAR will be determined by the committee at the time of the grant of award and will be reflected in the award agreement.

        No stock appreciation rights were granted to the named executive officers or other management employees during 2009.

        Restricted stock.    A restricted stock award is the grant of shares of our Common Stock on a date determined by the committee, and is subject to substantial risk of forfeiture until specific conditions or goals are met. Restricted stock awards are subject to such conditions, restrictions and contingencies as the committee shall determine.

        In April 2009, the Compensation Committee approved the issuance of 100,000 shares of restricted stock to the named executive officers and other management employees for the 2009 benefit year. The restricted stock granted in April 2009 will become fully vested on January 1, 2012. No other restricted stock was granted to the named executive officers or other management employees during 2009.

        Shares reserved for issuance.    The maximum number of shares of Common Stock with respect to which awards may be granted under this omnibus incentive plan is 2,500,000.

        Vesting upon a change of control.    If, while any award granted under the omnibus incentive plan remains outstanding, a change of control occurs, then all of the stock options and SARs outstanding at the time of such change of control will become immediately exercisable in full and all restrictions with respect to restricted stock awards shall lapse.

        Amendment and termination.    The Board of Directors may terminate, amend or modify the omnibus incentive plan at any time; however, the approval of any affected participant must be obtained to amend or terminate the stock option plan to the extent the proposed amendment or termination would adversely affect the rights of any participant or any beneficiary of any award granted under the plan.

Equity Compensation Plan Information

        The following table summarizes our equity compensation plan information as of December 31, 2009 with respect to outstanding awards and shares remaining available for issuance under TAL International Group's existing equity compensation plan. Information is included in the table as to Common Stock that may be issued pursuant to TAL International Group's equity compensation plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plan approved by our stockholders(1)	809,441	$18.07	1,655,556
Equity compensation plan not approved by our stockholders	—	—	—
Totals	809,441	$18.07	1,655,556

(1)
2005 Management Omnibus Incentive Plan.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee reviews TAL International Group's financial reporting process on behalf of the Board of Directors. The Audit Committee is currently composed of three directors, all of which are independent directors as defined under Section 10A of the Securities Exchange Act of 1934, the SEC rules, the NYSE listing standards and our corporate governance guidelines. Each member of the Audit Committee is financially literate, as that qualification is interpreted by TAL International's Board of Directors in its business judgment. Further Mr. Lindeberg qualifies and is designated as an "audit committee financial expert" serving on the Audit Committee as such term is defined in rules adopted by the SEC. The Audit Committee operates under a written charter adopted by the Board of Directors. The Audit Committee met four times during 2009. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

        The primary purpose of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of TAL International Group's financial statements, oversight with respect to the Company's disclosure controls and procedures and internal controls over financial reporting, the evaluation and retention of TAL International Group's independent auditor, the performance of the Company's internal audit, ethics and compliance functions. The Audit Committee meets regularly with the head of internal audit to review the scope of internal audit activities, the results of internal audits that have been performed, the adequacy of staffing, the annual budget and the internal audit department charter. In fulfilling its responsibilities, the Audit Committee meets with management and the independent registered public accounting firm to review and discuss TAL International Group's annual and quarterly financial statements, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in TAL International Group's annual report on Form 10-K, any material changes in accounting principles or practices used in preparing the financial statements prior to the filing of a report on Form 10-K or Form 10-Q with the Securities and Exchange Commission, and the items required to be discussed by Statement of Auditing Standards 61 for annual statements and Statement of Auditing Standards 100 for quarterly statements.

        The Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of TAL International Group's results and the assessment of TAL International Group's internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by TAL International Group in its financial statements, as well as alternative treatments. Management represented to the Audit Committee that TAL International Group's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence from TAL International Group and its management. The Audit Committee also has considered whether the independent registered public accounting firm's provision of permitted non-audit services to TAL International Group is compatible with its independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from TAL International Group and its management.

        The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of its examinations, the evaluation of TAL International Group's internal controls, the overall quality of TAL International Group's financial reporting, and other matters required to be discussed by Statement of Auditing Standards 61.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in TAL International Group's Annual Report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission. The Audit Committee has also selected Ernst & Young LLP as TAL International Group's independent registered public accounting firm for the fiscal year ending December 31, 2010.

The Audit Committee:
Frederic H. Lindeberg (Chair) Malcolm P. Baker Claude Germain

 PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Board of Directors has reappointed the firm of Ernst & Young LLP, an independent registered public accounting firm, as independent accountants of TAL International Group for the fiscal year ending December 31, 2010. In the event that ratification of this selection is not approved by a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the matter, the Audit Committee and our Board of Directors will review the Audit Committee's future selection of an independent registered public accounting firm.

        Representatives of Ernst & Young LLP will be present at the Annual Meeting. Such representatives will have an opportunity to make a statement and will be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS TAL INTERNATIONAL GROUP'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

Audit Fees

        The following table sets forth the fees billed to or incurred by TAL International Group for professional services rendered by Ernst & Young LLP, the TAL International Group's independent registered public accounting firm, for the years ended December 31, 2009 and 2008:

Type of Fees	2009	2008
Audit Fees	$810,000	$900,000
Audit-Related Fees	39,000	35,000
Tax Fees	45,000	5,000
All Other Fees	—	—

Total Fees	$894,000	$940,000

        In accordance with the SEC's definitions and rules, "audit fees" are fees TAL International Group incurred for professional services in connection with the audit of TAL International Group's consolidated financial statements included in Form 10-K and the review of financial statements included in Forms 10-Q, and for services that are normally provided in connection with statutory and regulatory filings or engagements; "audit-related fees" are fees for assurance and related services principally in connection with securitized debt financing and the managed equipment program audit; "tax fees" are fees for tax compliance and tax advice; and "all other fees" are fees for any services not included in the first three categories.

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by Ernst & Young. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Ernst & Young and management are required to periodically report to the Audit Committee regarding the extent of services provided by Ernst & Young in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. All of the services relating to the fees set forth on the above table were pre-approved by the Audit Committee.

        The independent auditors did not provide any financial information systems design and implementation services during the years ended December 31, 2009 and 2008. The Audit Committee did consider whether the provision of such services, tax services and all other services is compatible with the independent auditor's independence.

OTHER BUSINESS

        The Board of Directors does not intend to present any business at the Annual Meeting other than as set forth in the accompanying Notice of Annual Meeting of Stockholders, and has no present knowledge that any others intend to present business at the Annual Meeting. If, however, other matters requiring the vote of the stockholders properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the accompanying proxy will have discretionary authority to vote the proxies held by them in accordance with their judgment as to such matters.

INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table shows the beneficial ownership of our Common Stock on December 31, 2009:

  •
  each person who we know beneficially owns more than 5% of our Common Stock;

  •
  our directors and named executive officers; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership, which is determined in accordance with the rules and regulations of the Securities and Exchange Commission, means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of our Common Stock. The number of shares of our Common Stock beneficially owned by a person includes shares of Common Stock issuable with respect to options and convertible securities held by the person which are exercisable or convertible within 60 days. The percentage of our Common Stock beneficially owned by a person assumes that the person has exercised all options, and converted all convertible securities, the person holds which are exercisable or convertible within 60 days, and that no other persons exercised any of their options or converted any of their convertible securities. Except as otherwise indicated, the business address for each of the following persons is 100 Manhattanville Road, Purchase, New York 10577-2135. Except as otherwise indicated in the footnotes to the table or in cases where community property laws apply, we believe that each person identified in the table possesses sole voting and investment power over all shares of Common Stock shown as beneficially owned by the person. Percentage of beneficial ownership is based on 30,582,895 shares of Common Stock outstanding, together with the individual's options to purchase shares of our Common Stock outstanding which are fully vested at December 31, 2009 and restricted stock granted and not yet vested.

	Shares Beneficially Owned
Name and Address of Beneficial Owner(1)	Number	Percent
Five Percent and Greater Stockholders(a)
The Resolute Fund, L.P.(2)	12,830,801	41.95%
Abrams Capital LLC.(3)	2,367,192	7.74%
Fairholme Partners, L.P.(4)	2,254,919	7.37%
Edgewater Private Equity Fund IV, L.P.(5)	1,380,497	4.51%
JZ Capital Partners Ltd(6)	1,380,498	4.51%
Seacon Holdings Limited(7)	1,212,352	3.96%
Directors and Named Executive Officers
Brian M. Sondey(8)	783,556	2.53%
Frederico Baptista(9)	108,969	*
John Burns(10)	99,247	*
Adrian Dunner(11)	95,669	*
Marc Pearlin(12)	31,826	*
Malcolm P. Baker(13)	10,500	*
A. Richard Caputo, Jr.(14)	0	*
Claude Germain(15)	4,950	*
Brian J. Higgins(16)	0	*
John W. Jordan II(17)	0	*
Frederic H. Lindeberg(18)	21,700	*
David W. Zalaznick(19)	0	*
Douglas J. Zych(20)	0	*
All directors and named executive officers as a group	1,156,417	3.72%

*
Less than 1%.

(a)
Includes owners of under 5% of our common stock who are members of a shareholders' agreement.

(1)
"Beneficial ownership" is a term broadly defined by the Securities and Exchange Commission in Rule 13d-3 under the Securities Exchange Act of 1934, and includes more than the typical forms of stock ownership, that is, stock held in the person's name. The term also includes what is referred to as "indirect ownership," meaning ownership of shares as to which a person has or shares investment or voting power. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date that such person or group has the right to acquire within 60 days after such date.

(2)
Represents an aggregate of 12,830,801 shares of common stock owned by The Resolute Fund, L.P. and certain of its affiliated funds (collectively, "The Resolute Funds"). The respective ownership of the shares of common stock owned by each of The Resolute Funds are: (a) The Resolute Fund, L.P.—11,384,766 shares of common stock; (b) The Resolute Fund Singapore PV, L.P.—447,689 shares of common stock; (c) The Resolute Fund Netherlands PV I, L.P.—537,227 shares of common stock; (d) The Resolute Fund Netherlands PV II, L.P.—447,689 shares of common stock; and (e) The Resolute Fund NQP, L.P.—13,430 shares of common stock. The Resolute Funds are managed by The Jordan Company, L.P. Resolute Fund Partners, LLC, the General Partner of The Resolute Funds, exercises investment discretion and control over the shares held by The Resolute Funds. The address for this beneficial owner is 767 Fifth Avenue, 48th Floor, New York, New York 10153. Each of Messrs. Caputo, Higgins, Jordan, Zalaznick and Zych as well as Jonathan F.

  Boucher, Adam E. Max and Thomas H. Quinn may be deemed to share voting and investment power over the shares owned by The Resolute Funds as a result of their position or affiliation with Resolute Fund Partners, LLC and/or The Jordan Company, L.P. Each such individual disclaims beneficial ownership of the shares owned by The Resolute Funds.

(3)
Represents an aggregate of 2,367,192 shares of common stock owned by Abrams Capital LLC and David Abrams. The address for this owner is 222 Berkeley Street, 22nd floor, Boston, MA 02116.

(4)
Represents an aggregate of 2,254,919 shares of common stock owned by Fairholme Partners, L.P. and certain of its affiliated funds (collectively, the "Fairholme Funds"). The respective ownership of the shares of common stock owned by each of the Fairholme Funds are: (a) Fairholme Partners, L.P.—682,230 shares of common stock; (b) Fairholme Ventures II, LLC—648,549 shares of common stock; (c) Fairholme Holdings, Ltd.—682,143 shares of common stock, and (d) The Fairholme Fund—241,997 shares of common stock. The Fairholme Funds are managed by Fairholme Capital Management L.L.C. Fairholme Capital Management, L.L.C. exercises investment discretion and control over the shares held by the Fairholme Funds. The address for this beneficial owner is 4400 Biscayne Blvd., 9th Floor, Miami, FL 33137. Mr. Berkowitz is the Managing Member of Fairholme Capital Management, L.L.C., which manages the Fairholme Funds, and as such Mr. Berkowitz has voting and investment power with respect to the shares owned by the Fairholme Funds.

(5)
Represents an aggregate of 1,380,497 shares of common stock owned by Edgewater Private Equity Fund III, L.P. and Edgewater Private Equity Fund IV, L.P. The respective ownership of the shares of common stock owned by Edgewater Private Equity Fund III, L.P. and Edgewater Private Equity Fund IV, L.P. are (a) Edgewater Private Equity Fund III, L.P.—190,085 shares of common stock; and (b) Edgewater Private Equity Fund IV, L.P.—1,190,412 shares of common stock. The address for these beneficial owners is 900 N. Michigan Ave., Suite 1800, Chicago, Illinois 60616. Edgewater Private Equity Fund III, L.P. and Edgewater Private Equity Fund IV, L.P. are governed by an executive committee (the "Committee") which has voting and investment power with respect to the shares owned by Edgewater Private Equity Fund III, L.P. and Edgewater Private Equity Fund IV, L.P. The Committee is comprised of James A. Gordon, Gregory K. Jones and David M. Tolmie, each of whom may be deemed to share voting and investment power over the shares owned by Edgewater Private Equity Fund III, L.P. and Edgewater Private Equity Fund IV, L.P.

(6)
JZ Capital Partners Ltd is an investment trust listed on the London Stock Exchange. Its business is to invest, primarily in the United States, in debt and equity securities recommended by Jordan/Zalaznick Advisers, Inc., a Delaware corporation based in New York, that is its sole investment advisor. JZ Capital Partners Ltd is governed by a board of independent directors, comprised of Andrew Withey, John Green-Armytage, James Jordan, Michael Sorkin and Tanja Tibaldi, who have shared voting and investment power over the shares held by JZ Capital Partners Ltd. The address for this beneficial owner is 2nd Floor, Regency Court, Glategny Esplanade, St. Peter Port, Guernsey, Channel Islands GY13NQ.

(7)
The address for Seacon Holdings Limited is PO Box 757, Syon House, La Rue des Pallieres, St Ouen, Jersey JE4 0RH.

(8)
Mr. Sondey is our Chief Executive Officer and President and has served as a member of our board of directors since November 2004. The above chart includes 47,000 shares of restricted stock granted in 2007 and 2009 and 334,693 shares of common stock underlying stock options granted to Mr. Sondey under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005.

(9)
Mr. Baptista is our Senior Vice President, Asia Pacific. The above chart includes 14,500 shares of restricted stock granted in 2007 and 2009 and 36,352 shares of common stock underlying stock options granted to Mr. Baptista under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005.

(10)
Mr. Burns is our Senior Vice President and Chief Financial Officer. The above chart includes 14,500 shares of restricted stock granted in 2007 and 2009 and 36,352 shares of common stock underlying stock options granted to Mr. Burns under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005.

(11)
Mr. Dunner is our Senior Vice President, Marketing and Sales. The above chart includes 14,500 shares of restricted stock granted in 2007 and 2009 and 36,352 shares of common stock underlying stock options to be granted to Mr. Dunner under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005.

(12)
Mr. Pearlin is our Vice President, General Counsel and Secretary. The above chart includes 7,000 shares of restricted stock granted in 2007 and 2009 and 6,750 shares of common stock underlying stock options granted to Mr. Pearlin under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005.

(13)
Malcolm P. Baker is the Dwight P. Robinson, Jr. Professor in the finance unit of the Harvard University Graduate School of Business, a faculty research fellow in the corporate finance program at the National Bureau of Economic Research, and a consultant for Acadian Asset Management. Mr. Baker has served as a member of our board of directors since September 2006. The above chart includes 3,000 shares of restricted stock issued in 2008 and 2009 and 7,500 vested shares of common stock underlying stock options granted to Mr. Baker in 2006 under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan. Mr. Baker's address is Baker Library 261, Harvard Business School, Soldiers Field, Boston, MA 02163.

(14)
Mr. Caputo is a Partner and Managing Principal of The Jordan Company, L.P., which manages The Resolute Funds. Mr. Caputo may be deemed to share voting and investment power over the shares owned by The Resolute Funds and therefore to beneficially own such shares. Mr. Caputo disclaims beneficial ownership of the shares owned by The Resolute Funds. Mr. Caputo has served as a member of our board of directors since November 2004. Mr. Caputo's address is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(15)
Mr. Germain is Executive Vice President and Chief Operating Officer for Schenker of Canada, Ltd. Mr. Germain was appointed as a director of our company on February 24, 2009. The above chart includes 4,000 shares of restricted stock issued in 2009. Mr. Germain's address is 100 Manhattanville Road, Purchase, New York 10577.

(16)
Mr. Higgins is a Principal of The Jordan Company, L.P., which manages The Resolute Funds. Mr. Higgins may be deemed to share voting and investment power over the shares owned by The Resolute Funds and therefore to beneficially own such shares. Mr. Higgins disclaims beneficial ownership of the shares owned by The Resolute Funds. Mr. Higgins has served as a member of our board of directors since November 2004. Mr. Higgins's address is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(17)
Mr. Jordan is a Partner and Managing Principal of The Jordan Company, L.P., which manages The Resolute Funds. Mr. Jordan may be deemed to share voting and investment power over the shares owned by The Resolute Funds and therefore to beneficially own such shares. Mr. Jordan disclaims beneficial ownership of the shares owned by The Resolute Funds. Mr. Jordan has served as a member of our board of directors since November 2004. Mr. Jordan's address is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(18)
Mr. Lindeberg has a consulting practice providing taxation, management and investment counsel focusing on finance, real estate, manufacturing and retail industries. The above chart includes 3,000 shares of restricted stock issued in 2008 and 2009 and 10,000 shares of common stock underlying stock options granted to Mr. Lindeberg under the TAL International Group, Inc. 2005 Management Omnibus Incentive Plan in connection with the closing of our initial public offering in October 2005, which stock options became fully exercisable on December 30, 2005. Mr. Lindeberg has served as a member of our board of directors since October 2005. Mr. Lindeberg's address is 100 Manhattanville Road, Purchase, New York 10577.

(19)
Mr. Zalaznick is a Partner and Managing Principal of The Jordan Company, L.P., which manages The Resolute Funds. Mr. Zalaznick may be deemed to share voting and investment power over the shares owned by The Resolute Funds and therefore to beneficially own such shares. Mr. Zalaznick disclaims beneficial ownership of the shares owned by The Resolute Funds. Mr. Zalaznick has served as a member of our board of directors since November 2004. Mr. Zalaznick's address is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

(20)
Mr. Zych is a Principal of The Jordan Company, L.P., which manages The Resolute Funds. Mr. Zych may be deemed to share voting and investment power over the shares owned by The Resolute Funds and therefore to beneficially own such shares. Mr. Zych disclaims beneficial ownership of the shares owned by The Resolute Funds. Mr. Zych has served as a member of our board of directors since November 2004. Mr. Zych's address is 767 Fifth Avenue, 48th Floor, New York, New York 10153.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires TAL International Group's officers and directors, and holders of more than ten percent of a registered class of TAL International Group's equity securities, to file reports of ownership of such securities with the Securities and Exchange Commission. Officers, directors and greater than ten percent beneficial owners are required by applicable regulations to furnish TAL International Group with copies of all Section 16(a) forms they file.

        Based on a review of the copies of Forms 3, 4 and 5 furnished to TAL International Group, TAL International Group believes that all Section 16(a) filing requirements applicable to its officers, directors and ten percent holders were complied within a timely manner during fiscal year 2009, except for Mr. Germain, a director, who did not timely file a Form 3 upon his election as a director to report the grant of shares of restricted common stock on February 24, 2009 and Mr. Sondey, a director and President and CEO, Mr. Baptista, Senior Vice President, Mr. Burns, Senior Vice President, Mr. Dunner, Senior Vice President, and Mr. Pearlin, Vice President, General Counsel & Secretary, all of whom did not timely file a Form 4 to report the grant of shares of restricted common stock on April 30, 2009, and Mr. Lindeberg, a director, and JZ Capital Partners, JZ Equity Partners, and Bruce R. Berkowitz the managing member of Fairholme Capital Management, L.L.C., a Delaware limited liability company which serves as (i) the general partner of Fairholme Partners, L.P., (ii) the managing member of Fairholme Ventures II, LLC, (iii) the investment manager to Fairholme Holdings, Ltd., and (iv) the investment manager to Fairholme Funds, Inc.

Certain Relationships and Related Transactions

Tax Sharing Agreement

        We have entered into a tax sharing agreement with our U.S. subsidiaries. Under the agreement, our subsidiaries consent to filing consolidated U.S. federal income tax returns with us for any taxable year for which a consolidated return can be filed and each taxable year thereafter. For each taxable year during which a subsidiary is included in a consolidated federal income tax return, each subsidiary will pay us an amount equal to its allocated federal tax liability for that taxable year and all prior years, with certain adjustments as set forth in the agreement.

Shareholders Agreement

        Certain of our stockholders have entered in a shareholders agreement setting forth certain rights and restrictions relating to ownership of our securities. The shareholders agreement provides that certain of the parties thereto, which parties as of December 31, 2009, collectively beneficially own approximately 62.32% of our Common Stock (including shares issuable upon exercise of vested stock options), will vote their respective shares such that our Board of Directors will be comprised of:

  •
  nine directors consisting of:

  •
  six individuals designated by The Resolute Fund, L.P. and its affiliated funds; and

  •
  three independent directors designated by our Nominating and Corporate Governance Committee.

        Additionally, the shareholders agreement provides that, subject to certain permitted transfers, no party thereto may transfer any shares of our Common Stock (other than any such shares acquired pursuant to open market transactions or pursuant to equity or option awards that are granted under our incentive plans either concurrently with or following the consummation of our initial public offering in October 2005) in excess of the shares of Common Stock received by such party in connection with the Preferred Share Exchange until the earlier of the fifth anniversary of the consummation of our initial public offering or such earlier time as the parties thereto shall have collectively transferred at least 90% of the aggregate number of shares of Common Stock received by all such parties in connection with the Preferred Share Exchange.

Employment Agreements

        We have entered into an employment agreement with Brian M. Sondey, our Chief Executive Officer as described in "Compensation Discussion and Analysis—Employee Contract."

Compensation Committee Interlocks and Insider Participation

        The Board of Directors has established a Compensation Committee, consisting of Messrs. Caputo Jr., Lindeberg and Zalaznick. No members of the Compensation Committee are officers, employees or former officers of TAL International Group. No executive officer of TAL International Group served as a member of the compensation committee or Board of Directors of another entity (or other committee of our Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors), one of whose executive officers served on the compensation committee or as a director of TAL International Group.

 MISCELLANEOUS

Stockholder Proposals

        Stockholder proposals intended for inclusion in the proxy materials for the 2011 Annual Meeting must be received by TAL International Group no later than November 26, 2010. Such proposals should be directed to TAL International Group at its principal executive offices, 100 Manhattanville Road, Purchase New York 10577.

Internet Availability of Proxy Materials

        The Company's Proxy Statement and 2009 Annual Report are available on our corporate website at http://ir.talinternational.com/phoenix.zhtml?c=192426&p=irol-reportsannual

Incorporation By Reference

        To the extent that this Proxy Statement is incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, then the sections of this Proxy Statement entitled "Report of the Compensation Committee Report" and "Report of the Audit Committee Report" will not be deemed incorporated unless specifically provided otherwise in such filing. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement or any other filing that we make with the SEC.

FORM 10-K

        A COPY OF TAL INTERNATIONAL GROUP'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2009, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIAL STOCKHOLDERS OR STOCKHOLDERS OF RECORD UPON WRITTEN REQUEST TO INVESTOR RELATIONS AT TAL INTERNATIONAL GROUP'S PRINCIPAL EXECUTIVE OFFICES.

By Order of the Board of Directors
Marc Pearlin Secretary

March 26, 2010

DIRECTIONS TO HILTON RYE TOWN:

FROM CONNECTICUT or NEW YORK VIA I-95 (NORTH OR SOUTH):

Follow signs for I-287 West (Cross Westchester Expressway). Take I-287 West to Exit 10 (Webb Avenue). At Exit 10 traffic light continue straight for 2/10 mile. At next traffic light turn right onto Rt. 120A (Westchester Avenue). Follow Westchester Avenue three more lights and then turn left into Hilton Rye Town entrance.

FROM CONNECTICUT VIA MERRITT PARKWAY:

Merritt Parkway South to Hutchinson River Parkway South. Take exit for I-287 East (Westchester Avenue). Stay on Westchester Avenue. After second traffic light follow to Rt. 120A / Port Chester. Hilton Rye Town is at 4th traffic light on the left.

FROM WEST SIDE OF MANHATTAN:

West Side Highway to Henry Hudson Parkway (Route 9) North to Saw Mill River Parkway North (The Henry Hudson becomes the Saw Mill River Parkway). Follow Saw Mill River Parkway to Exit 4, Cross County Parkway East. Take exit for Hutchinson River Parkway North. Follow Hutchinson to Exit 26E for I-287 East (Westchester Avenue). Stay on Westchester Avenue. After second traffic light follow to Rt. 120A / Port Chester. Hilton Rye Town is at 4th traffic light on the left.

FROM QUEENS/LONG ISLAND—WHITESTONE & THROGS NECK BRIDGES:

Whitestone Bridge:

        After bridge tolls, bear left for Hutchinson River Parkway North. Take Hutchinson River Parkway to Exit 26E for I-287 East (Westchester Avenue). Stay on Westchester Avenue. After second traffic light follow Rt. 120A / Port Chester. Hilton Rye Town is at 4th traffic light on the left.

Throgs Neck Bridge:

        After bridge tolls, bear right for I-95 (New England Thruway). Take Exit 9, Hutchinson River Parkway North. Take Hutchinson River Parkway to Exit 26E for I-287 East (Westchester Avenue). Stay on Westchester Avenue. After second traffic light follow to Rt. 120A / Port Chester. Hilton Rye Town is at 4th traffic light on the left.

Annual Meeting Proxy Card

A.	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

	For	Withhold		For	Withhold		For	Withhold
01 - Brian M. Sondey	☐	☐	02 - Malcolm P. Baker	☐	☐	03 - A. Richard Caputo, Jr.	☐	☐
04 - Claude Germain	☐	☐	05 - Brian J. Higgins	☐	☐	06 - John W. Jordan II	☐	☐
07 - Frederic H. Lindeberg	☐	☐	08 - David W. Zalaznick	☐	☐	09 - Douglas J. Zych	☐	☐

		For	Against	Abstain
2.	RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	☐	☐	☐

B.	Non-Voting Items

Change of Address – Please print new address below

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting.	☐

C.	Authorized Signatures – Sign Here – This section must be completed for your vote to be counted. – Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within box	Signature 2 - Please keep signature within box

Proxy – TAL INTERNATIONAL GROUP, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 29, 2010.

The undersigned hereby appoint(s) Marc A. Pearlin and John Burns as proxies, each with full power of substitution, to represent and vote as designated all shares of Common Stock of TAL International Group, Inc. held of record by the undersigned on March 15, 2010 at the annual meeting of stockholders of TAL International Group, Inc. to be held at the Hilton Rye Town, 699 Westchester Avenue, Rye Brook, New York at 10:00 a.m., Eastern Daylight Time, on April 29, 2010, with authority to vote upon the matters listed on this proxy card and with discretionary authority as to any other matters that may properly come before the meeting or any adjournment or postponement thereof.

SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER IN THE SPACE PROVIDED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED ‘‘FOR THE NOMINEES’’ IN ITEM 1 AND ‘‘FOR’’ ITEM 2.

PLEASE ACT PROMPTLY
SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

QuickLinks

PROPOSAL 1 ELECTION OF DIRECTORS
DIRECTOR COMPENSATION TABLE
THE NAMED EXECUTIVE OFFICERS
COMPENSATION OF EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS TABLE
OPTIONS EXERCISED AND STOCK VESTED IN 2009
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
REPORT OF THE AUDIT COMMITTEE
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER BUSINESS
INFORMATION REGARDING BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
MISCELLANEOUS